Exhibit 5.1

Re: Registration Statement on Form S-8 (the “Registration Statement”)

Gentlemen:

We are counsel to Inter Parfums Inc. (the “Company”). This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration for public sale of up to 1,000,000 shares of common stock, $.001 par value per share, of the Company (“Common Stock”) issuable upon the proper exercise of stock options to be granted under the 2016 Stock Option Plan of Inter Parfums Inc. (the “Plan”).

In connection therewith, we have examined and relied upon original, certified, conformed or other copies of (a) the Restated Certificate of Incorporation, as amended, and Amended Bylaws of the Company; (b) resolutions of the Board of Directors and shareholders of the Company authorizing the adoption of the Plan; (c) the Registration Statement and the exhibits thereto; and (d) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals of certified documents of all copies submitted to us as conformed or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based upon and in reliance of the foregoing, we are of the opinion that the shares of Common Stock, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Caccamo Law PA

Caccamo Law PA